UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 16, 2017

____________________

Community Shores Bank Corporation

(Exact name of registrant as specified in its charter)

Michigan	000-51166	38-3423227
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification Number)

1030 W. Norton Avenue, Muskegon, Michigan	49441
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code 231-780-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

On March 16, 2017, the Federal Reserve Bank of Chicago publicly announced the termination of its Written Agreement with Community Shores Bank Corporation. The Written Agreement was entered into in December of 2010. A copy of the Written Agreement was included as Exhibit 10.1 to the Company’s Form 8-K filed December 21, 2010.

Going forward, the Federal Reserve Bank of Chicago requests that the Company obtain written approval at least 30 days prior to declaring or paying a dividend on any class of its stock; increasing its debt, including the issuance of trust preferred securities; or redeeming any Company stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Community Shores Bank Corporation

By: /s/ Tracey A. Welsh

     Tracey A. Welsh

Senior Vice President, Chief Financial

Officer, Secretary and Treasurer

Date: March 22, 2017